EXHIBIT A

FIRST AMENDMENT
TO THE
AON CORPORATION OUTSIDE DIRECTOR
CORPORATE BEQUEST PLAN

This First Amendment (the “Amendment”) to the Aon Corporation Outside Director Corporate Bequest Plan, as amended and restated effective January 1, 2010 (the “Plan”), is adopted by Aon plc, a public limited company incorporated under Irish law (the “Company”), to be effective as set forth below.
RECITALS
WHEREAS, Section 8 of the Plan allows the Board of Directors of the Company (the “Board”) to amend the Plan; and
WHEREAS, pursuant to resolutions of the Board dated November 22, 2024, the Board has approved an amendment to the Plan as set forth herein effective as of such date, and delegated authority to the undersigned officer to execute such amendment.
NOW, THEREFORE, the Plan is hereby amended, effective as of November 22, 2024, by replacing Section 5 in its entirety with the following:

“5.    Bequest Amount.
Each Eligible Director may recommend a minimum of one and a maximum of ten Charitable Organizations to receive a portion of the one million ($1,000,000) bequest amount, subject to a $50,000 minimum amount per Charitable Organization.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer, this __ day of ___31-Jan-2025_________ 2024.

AON plc

By:

/s/ Lisa Stevens

Lisa Stevens
Chief Administrative Officer